UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2012

CSX CORPORATION
(Exact name of registrant as specified in its charter)

Virginia
(State or other jurisdiction of
incorporation or organization)

1-08022	62-1051971
(Commission File No.)	(I.R.S. Employer
Identification No.)

500 Water Street, 15th Floor, Jacksonville, FL 32202
(Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code:
(904) 359-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

__ Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 8, 2012, the Compensation Committee of the CSX Board of Directors approved and adopted a long-term incentive program that seeks to motivate and reward key members of management and executives (the “Participants”) over a three-year period. It is comprised of two separate components-Performance Units and Restricted Stock Units (“RSUs”).

The Performance Units were awarded under the CSX 2012-2014 Long Term Incentive Plan (the “Plan”), which is attached hereto as Exhibit 10.1. Payouts of the Performance Units will be based on the achievement of CSX's pre-established Operating Ratio target for fiscal year 2014, and will be paid out, if at all, in the form of CSX common stock in early 2015. The Plan requires significant Operating Ratio improvement over the most recently completed fiscal year. Payouts for certain executive officers are subject to downward adjustment by up to 30% based upon the level of achievement of additional pre-established strategic goals. CSX's Operating Ratio is defined as consolidated operating expenses divided by operating revenue and is calculated excluding certain non-recurring items. The Operating Ratio target that determines payouts may also vary based on the average cost of oil. The Performance Units were awarded on May 8, 2012, and included the following specific target awards to the named executive officers: Michael J. Ward - 207,660; Oscar Munoz - 69,220; Clarence W. Gooden - 69,220; Fredrik J. Eliasson - 51,915; and Ellen M. Fitzsimmons - 51,915.

The RSUs were granted to the Participants on May 8, 2012, and included the following specific units to the named executive officers: Michael J. Ward - 69,220; Oscar Munoz - 23,073; Clarence W. Gooden -23,073; Fredrik J. Eliasson - 17,305; and Ellen M. Fitzsimmons - 17,305. The RSUs vest on May 7, 2015, and will be settled by delivery of a number of CSX shares equal to the number of RSUs granted, assuming the Participants' completion of a three-year service period.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Item 1:	CSX's Annual Meeting of Shareholders was held on Wednesday, May 9, 2012. The following thirteen persons were elected to the Board of Directors:

	For	Against	Abstain	Broker Non-Votes	Total
Donna M. Alvarado	724,912,311	5,336,596	1,543,006	153,902,432	885,694,345
John B. Breaux	724,459,205	5,485,777	1,846,931	153,902,432	885,694,345
Pamela L. Carter	725,319,555	4,776,557	1,695,801	153,902,432	885,694,345
Steven T. Halverson	724,637,907	5,376,011	1,777,995	153,902,432	885,694,345
Edward J. Kelly, III	724,882,534	5,119,195	1,790,184	153,902,432	885,694,345
Gilbert H. Lamphere	724,163,371	5,998,113	1,630,429	153,902,432	885,694,345
John D. McPherson	725,500,861	4,563,031	1,728,021	153,902,432	885,694,345
Timothy T. O'Toole	724,502,054	5,500,244	1,789,615	153,902,432	885,694,345
David M. Ratcliffe	725,235,573	4,821,686	1,734,654	153,902,432	885,694,345
Donald J. Shepard	724,376,030	5,785,897	1,629,986	153,902,432	885,694,345
Michael J. Ward	706,159,320	23,893,466	1,739,127	153,902,432	885,694,345
J.C. Watts, Jr.	724,679,446	5,339,136	1,773,331	153,902,432	885,694,345
J. Steven Whisler	724,988,830	5,203,712	1,599,371	153,902,432	885,694,345

Item 2:
Shareholders ratified the appointment of Ernst & Young LLP as CSX's independent registered public accounting firm for 2012. Stockholders cast 866,920,108 votes for the appointment, 16,547,945 votes against the appointment and abstained from casting 2,226,292 votes on the appointment of the independent registered public accounting firm.

Item. 3:	Shareholders approved, on an advisory (non-binding) basis, the compensation of certain executive officers, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
711,651,446	16,567,341	3,573,126	153,902,432

No other matters were submitted for shareholder action.

Item 9.01. Financial Statements and Exhibits.

          (d) Exhibits

The following exhibits are filed as a part of this Report.

Exhibit No.    Description

10.1        CSX 2012-2014 Long-Term Incentive Plan.

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSX CORPORATION

By: /s/ Carolyn T. Sizemore
Carolyn T. Sizemore
Vice President and Controller
(Principal Accounting Officer)

Date: May 10, 2012